UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

Mr. Amazing Loans Corporation

(Exact name of Registrant as Specified in Its Charter)

Florida	000-55463	90-1069184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 490 Las Vegas, NV	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 227-5626

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2018, MRAL Blockchain, LLC (“MRAL Blockchain”), a wholly owned subsidiary of Mr. Amazing Loans Corporation (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Investment Evolution Coin Ltd. (“IEC Ltd.”). IEC Ltd. is 100% owned by certain Company stockholders, including Paul Mathieson, the Company’s President, Chief Executive Officer, Chief Financial Officer and sole director who is IEC Ltd.’s majority stockholder.

Pursuant to the Loan Agreement, IEC Ltd. agreed to loan to MRAL Blockchain up to $20,000,000, as requested from time to time by MRAL Blockchain pursuant to one or more drawdown notices. Any amounts borrowed under the Loan Agreement are subject to a 12% per annum interest rate, and must be repaid by June 7, 2023.

MRAL Blockchain may cancel the loan offered pursuant to the Loan Agreement at any time by written notice to IEC Ltd. If MRAL Blockchain cancels the loan in this manner, MRAL Blockchain must repay any outstanding principal and interest due under the Loan Agreement.

Each of the following events is deemed to be an event of default under the Loan Agreement:

●	A default under the Loan Agreement,

●	Execution of a court’s or other authority’s order permitting seizure of any of MRAL Blockchain’s assets

●	The Loan Agreement is terminated or liable to be terminated or is or becomes void, voidable, illegal, invalid or otherwise unenforceable, or, in the reasonable opinion of IEC Ltd. is likely to become void, voidable, illegal, invalid or otherwise unenforceable,

●	In the reasonable opinion of IEC Ltd., if there has been a material adverse change in the financial position of MRAL Blockchain, or IEC Ltd.’s security for the loan is materially diminished or is in jeopardy,

●	If a liquidator, provisional liquidator, official manager or a receiver or a receiver and manager is appointed for any of the assets of MRAL Blockchain, or if any event or circumstance occurs whereby, in the reasonable opinion of IEC Ltd., any of the foregoing could or is likely to occur,

●	In the reasonable opinion of IEC Ltd., MRAL Blockchain is unable to pay its debts from its own money as they fall due,

●	If a judgment for an amount of the lesser of $50,000 or 10% of the loan is signed or entered against MRAL Blockchain and remains unsatisfied or is not appealed against for a period of seven days, and

●	If any representation or warranty made by MRAL Blockchain proves to be materially incorrect.

If an event of default occurs, the loan will, at the option of IEC Ltd., become and be payable to and recoverable by IEC Ltd. immediately.

The information set forth above is qualified in its entirety by reference to the actual terms of the Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On June 8, 2018, the Company issued 360,000 shares of the Company’s Series H preferred stock at a price of $1.00 per share to IEC Ltd. for an aggregate purchase price of $360,000 (the “Series H Stock Purchase”). No underwriter was involved in the Series H Stock Purchase.

The designation, powers, preferences and rights of the Series H preferred stock and the qualifications, limitations and restrictions thereof are contained in the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and are summarized as follows:

Ranking. The Series H preferred stock ranks pari passu with any other series of preferred stock subsequently designated by the Company and not designated as senior or subordinate to the Series H preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of the Company, a holder of Series H preferred stock will be entitled to receive $1.00 per share of Series H preferred stock.

Dividends. The holders of Series H preferred stock are not entitled to receive dividends.

Voting. The holders of the Series H preferred stock have 50 votes per share of Series H preferred stock held. The holders of Series H preferred stock vote together with the holders of the outstanding shares of all other capital stock of the Company, and not as a separate class, series or voting group.

Redemption and Call Rights. The Series H preferred stock have no redemption or call rights.

Conversion. Holders of Series H preferred stock have the following rights with respect to the conversion of Series H preferred stock into shares of the Company’s common stock:

●	At any time after June 6, 2018, and upon notice provided by the holder to the Company, a holder shall have the right to convert, at face value per share, all or any portion of their Series H preferred stock into shares of the Company’s common stock on the basis of 50 shares of common stock for each share of Series H preferred stock so converted (the “Conversion Ratio”).

●	If at any time after the date of issuance of the Series H preferred stock, in the event the Company shall (i) make or issue a dividend or other distribution payable in common stock (other than with respect to the Series H preferred stock); (ii) subdivide outstanding shares of common stock into a larger number of shares; or (iii) combine outstanding shares of common stock into a smaller number of shares, the Conversion Ratio shall be adjusted appropriately by the Company’s Board of Directors.

●	If the common stock issuable upon the conversion of the Series H preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in the certificate of designations), then in each such event, the holder of each share of Series H preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series H preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

●	In each case of an adjustment or readjustment of the conversion ratio, the Company, at its expense, will seek to furnish each holder of Series H preferred stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

●	Promptly after the Company’s receipt of a conversion notice, and upon surrender of the Series H preferred stock certificate for cancellation, the Company shall deliver to the holder a certificate representing the number of the Company’s shares of common stock into which such Series H preferred stock is converted. No fractional shares shall be issued, and, in lieu of any such fractional securities, each holder of Series H preferred stock who will otherwise be entitled to a fraction of a share upon surrender shall receive the next highest whole share.

The issuance of shares of Series H preferred stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Regulation S promulgated pursuant to the Securities Act. The issuances of Series H preferred stock involved offers and sales of securities made outside the United States. The offers and sales were made in offshore transactions from the United States and no directed selling efforts were made by the Company, any distributor, their affiliates or any persons acting on their behalf.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 8, 2018, the Company filed articles of amendment (the “Amendment”) to its amended and restated articles of incorporation, as amended. The Amendment has the effect of revising the terms of the Series H preferred stock to:

(1)	Provide that the Series H preferred stock will have voting rights, at the rate of 50 votes per share of Series H preferred stock, voting together with the holders of the outstanding shares of all other capital stock of the Company, and not as a separate class; and

(2)	Provide that at any time after June 6, 2018, and upon notice to the Company, the holder of Series H preferred stock may convert all or a portion of their shares of Series H preferred stock into shares of the Company’s common stock on the basis of 50 shares of common stock for each share of Series H preferred stock converted.

The Amendment was approved by the Company’s sole director on June 6, 2018.

The information set forth above is qualified in its entirety by reference to the actual terms of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 8, 2018, the Company issued a press release announcing MRAL Blockchain’s entry into the Debt Facility and the Series H Stock Purchase. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of amendment to articles of incorporation of the registrant.
10.1	Loan Agreement dated as of June 8, 2018 by and between MRAL Blockchain, LLC and Investment Evolution Coin Ltd.
99.1	Press release of the registrant dated June 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MR. AMAZING LOANS CORPORATION

Date: June 13, 2018	By:	/s/ Paul Mathieson
	Name:	Paul Mathieson
	Title:	President and Chief Executive Officer